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                                                                     Exhibit 28K

                  CERTIFICATEHOLDER'S PAYMENT DATE STATEMENT
                     First USA Bank, National Association

                         FIRST CHICAGO MASTER TRUST II
                                 Series 1999-Y
                              September 12, 2001

Under the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of June 1, 1990 as amended and restated as of September 1, 1999, by and between First USA Bank, National Association,, as Seller and Servicer ("First USA"), and Norwest Bank Minnesota, National Association, as Trustee, (the "Trustee"), as amended and supplemented by the Series 1999-Y Supplement dated as of August 1, 1999 by and between First USA and the Trustee, First USA, as Servicer, is required to prepare certain information for each Payment Date regarding current distributions to Class A Certificateholders and the performance of the First Chicago Master Trust II (the "Trust") during the previous period. The information which is required to be prepared with respect to the distribution on the September 17, 2001 Payment Date and with respect to the performance of the Trust during the Due Period for such Payment Date is set forth below. Certain of the information is presented on the aggregate amounts for the Trust as a whole. All capitalized terms used herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

A. Information Regarding the Current Distribution (Stated on the Basis of $1,000 Original Principal Amount)

    1.  The total amount of the distribution to
        Class A Adjusted Certificateholders on the
        Payment Date per $1,000 interest.                                $3.520

    2.  The amount of the distribution set forth in
        paragraph 1 above in respect of principal on
        the Class A Adjusted Certificates, per $1,000 interest           $0.000

    3.  The amount of the distribution set forth in
        paragraph 1 above in respect of interest on the
        Class A Adjusted Certificates, per $1,000 interest               $3.520

B.  Information Regarding the Performance of the Trust

    1.  Collections of Receivables
    ------------------------------

    a.  The aggregate amount of Collections of
        Receivables processed for the Due Period with
        respect to the current Distribution Date
        which were allocated in respect of the
        Investor Certificates of all Series                   $2,379,508,782.58

    b.  The aggregate amount of Collections of
        Receivables processed for the Due Period with
        respect to the current Distribution Date which were
        allocated in respect of the Series 1999-Y
        Certificates                                            $217,158,743.77

    c.  The aggregate amount of Collections of Receivables
        processed for the Due Period with respect to
        the current Distribution Date which were
        allocated in respect of the Class A Certificates        $190,013,900.67

    d.  The amount of Collections of Receivables
        processed for the Due Period with respect
        to the current Distribution Date which were
        allocated in respect of the Class A Adjusted
        Certificates, per $1,000 interest                              $345.480

    e.  The amount of Excess Spread for the Due Period
        with respect to the current Distribution Date             $6,169,577.22

    f.  The amount of Reallocated Principal Collections
        for the Due Period with respect to the current
        Distribution Date allocated in respect of the
        Class A Certificates                                              $0.00

    g.  The amount of Excess Finance Charge Collections
        allocated in respect of the Series 1999-Y
        Certificates, if any                                              $0.00
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                                                                   Series 1999-Y

    h.  The amount of Excess Principal Collections
        allocated in respect of the
        Series 1999-Y Certificates, if any                                $0.00

    2.  Receivables in Trust
    ------------------------

    a.  Aggregate Principal Receivables for the Due
        Period with respect to the current Distribution
        Date (which reflects the Principal Receivables
        represented by the Exchangeable Seller's
        Certificate and by the Investor Certificates of
        all Series)                                          $13,910,900,457.26

    b.  The amount of Principal Receivables in the
        Trust represented by the Series 1999-Y Certificates
        (the "Adjusted Invested Amount") for the Due
        Period with respect to the current Distribution Date    $628,571,429.00

    c.  The amount of Principal Receivables in the
        Trust represented by the Class A Certificates
        (the "Class A Adjusted Invested Amount") for the
        Due Period with respect to the current
        Distribution Date                                       $550,000,000.00

    d.  The Invested Amount for the Due Period with
        respect to the current Distribution Date                $628,571,429.00

    e.  The Class A Invested Amount for the Due Period
        with respect to the current Distribution Date           $550,000,000.00

    f.  The Invested Percentage with respect to
        Finance Charge Receivables (including
        Interchange) and Defaulted Receivables for the
        Series 1999-Y Certificates for the Due
        Period with respect to the current Distribution
        Date                                                              4.519%

    g.  The Invested Percentage with respect to
        Principal Receivables for the Series 1999-Y
        Certificates for the Due Period with respect to the
        current Distribution Date                                         4.519%

    h.  The Class A Floating Percentage for the Due Period
        with respect to the current Distribution Date                    87.500%

    i.  The Class A Principal Percentage for the Due Period
        with respect to the current Distribution Date                    87.500%

    j.  The Collateral Floating Percentage for the Due Period
        with respect to the current Distribution Date                    12.500%

    k.  The Collateral Principal Percentage for the Due Period
        with respect to the current Distribution Date                    12.500%

    3.  Delinquent Balances
    -----------------------

        The aggregate amount of outstanding balances in
        the Accounts which were 30 or more days
        delinquent as of the end of the Due Period for the
        current Distribution Date                               $542,588,250.84
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                                                                   Series 1999-W

    4.  Investor Default Amount
    ---------------------------

    a. The aggregate amount of all Defaulted Receivables written off as uncollectible during the Due Period with respect to the current Distribution Date allocable to the Series 1999-Y Certificates (the "Investor Default Amount")

        1.  Investor Default Amount                               $3,342,392.69
        2.  Recoveries                                              $162,765.45
        3.  Net Default Receivables                               $3,179,627.24

    b.  The Class A Investor Default Amount

        1.  Investor Default Amount                               $2,924,593.60
        2.  Recoveries                                              $142,419.77
        3.  Net Default Receivables                               $2,782,173.83

    c.  The Collateral Investor Default Amount

        1.  Investor Default Amount                                 $417,799.09
        2.  Recoveries                                               $20,345.68
        3.  Net Default Receivables                                 $397,453.41

    5.  Investor Charge-offs.
    -------------------------

    a.  The amount of the Class A Adjusted Investor
        Charge-Offs per $1,000 interest after
        reimbursement of any such Class A Adjusted Investor
        Charge-Offs for the Due Period with respect
        to the current Distribution Date                                  $0.00

    b.  The amount attributable to Class A Adjusted
        Investor Charge-Offs, if any, by which the
        principal balance of the Class A Adjusted Certificates
        exceeds the Class A Adjusted Invested Amount as
        of the end of the day on the Record Date with
        respect to the current Distribution Date                          $0.00

    c.  The amount of the Collateral Charge-Offs,if any,
        for the Due Period with respect to the
        current Distribution Date                                         $0.00

    6.  Monthly Servicing Fee
    -------------------------

    a.  The amount of the Monthly Servicing Fee
        payable from available funds by
        the Trust to the Servicer with respect
         to the current Distribution Date                           $130,952.38

    b.  The amount of the Interchange Monthly Servicing
        Fee payable to the Servicer with respect
        to the current Distribution Date                            $654,761.91

    7.  Available Cash Collateral Amount
    ------------------------------------

    a.  The amount, if any, withdrawn from the Cash
        Collateral Account for the current Distribution
        Date (the "Withdrawal Amount")                                    $0.00

    b.  The amount available to be withdrawn from
        the Cash Collateral Account as of the end
        of the day on the current Distribution Date,
        after giving effect to all withdrawals,
        deposits and payments to be made on such
        Distribution Date (the "Available Cash Collateral
        Amount" for the next Distribution Date)                   $6,285,715.00
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                                                                   Series 1999-Y

    c.  The amount as computed in 7.b as a percentage
        of the Class A Adjusted Invested Amount after
        giving effect to all reductions thereof on the
        current Distribution Date                                         1.143%

    8.  Collateral Invested Amount
    ------------------------------

    a.  The Collateral Invested Amount for the current
        Distribution Date                                        $78,571,429.00

    b.  The Collateral Invested Amount after giving
        effect to all withdrawals, deposits, and
        payments on the current Distribution Date                $78,571,429.00

    9.  Total Enhancement
    ---------------------

    a.  The total Enhancement for the current
        Distribution Date                                        $84,857,144.00

    b.  The total Enhancement after giving effect to
        all withdrawals, deposits and payments on
        the current Distribution Date                            $84,857,144.00

C.  The Pool Factor
-------------------

        The Pool Factor (which represents the ratio
        of the Class A Adjusted Invested Amount on
        the last day of the month ending on the Record Date
        adjusted for Class A Adjusted Investor
        Charge-Offs set forth in B.5.a above and
        for the distributions of principal set
        forth in A.2 above to the Class A Adjusted
        Initial Invested Amount). The amount of a Class A
        Adjusted Certificateholder's pro rata share
        of the Class A Adjusted Invested Amount
        can be determined by multiplying the original
        denomination of the holder's Class A
        Adjusted Certificate by the Pool Factor                    100.00000000%


D.  Principal Funding Account
-----------------------------

    1.  The Principal Funding Investment Proceeds
        deposited in the Collection Account for the
        current Distribution Date to be treated as Class A
        Available Funds                                                   $0.00

    2.  The Excess Principal Funding Investment Proceeds
        for the current Distribution Date                                 $0.00

    3.  The Principal Funding Account Balance as of the
        end of the day on the current Distribution Date                   $0.00

    4.  The Deficit Controlled Accumulation Amount for the
        preceding Due Period                                              $0.00

E.  Reserve Account
-------------------

    1.  The Reserve Draw Amount for the current Distribution Date         $0.00

    2.  The amount on deposit in the Reserve Account
        as of the end of the day on the current
        Distribution Date (the "Available Reserve Account Amount"
        for the next Distribution Date)                                   $0.00
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CERTIFICATEHOLDER'S PAYMENT DATE STATEMENT
Signature Page





                                       First USA Bank, National Association
                                        as Servicer



                                       By:        /s/ Tracie Klein
                                           ---------------------------------
                                                 TRACIE KLEIN
                                       Title:    FIRST VICE PRESIDENT